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                                       FORM OF
                             CGB&L FINANCIAL GROUP, INC.
                                 EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement") is made effective as of _____________, by and between CGB&L Financial Group, Inc., (the "Holding Company"), a corporation organized under the laws of Delaware, with its principal offices at 229 East South Street, Cerro Gordo, Illinois 61818, and Maralyn F. Heckman("Executive"). Any reference to "Institution" herein shall mean Cerro Gordo Building and Loan, s.b., or any successor thereto.

     WHEREAS, the Holding Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Holding Company on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1. POSITION AND RESPONSIBILITIES. During the period of Executive's employment hereunder, Executive agrees to serve as the President of the Holding Company. The Executive shall render administrative and management services to the Holding Company such as are customarily performed by persons in a similar executive capacity. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary of the Holding Company.

     2.   TERMS.

          (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the date of the execution of this Agreement, the term of this Agreement shall be extended for one day each day until such time as the board of directors of the Holding Company (the "Board") or Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with Section 8 of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice.

          (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all her business time, attention, skill and efforts to the faithful performance of her duties hereunder including activities and services related to the organization, operation and

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management of the Holding Company and its direct or indirect subsidiaries
("Subsidiaries") and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Holding Company or its Subsidiaries, or materially affect the performance of Executive's duties pursuant to this Agreement.

          (c) Notwithstanding anything herein contained to the contrary, Executive's employment with the Holding Company may be terminated by the Holding Company or Executive during the term of this Agreement, subject to the terms and conditions of this Agreement. However, Executive shall not perform, in any respect, directly or indirectly, during the pendency of her temporary or permanent suspension or termination from the Institution, duties and responsibilities formerly performed at the Institution as part of her duties and responsibilities as President of the Holding Company.

     3.   COMPENSATION AND REIMBURSEMENT.

          (a) The Executive shall be entitled to a salary from the Holding Company or its Subsidiaries of $40,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any qualified or unqualified plan maintained by the Holding Company and its Subsidiaries. Such Base Salary shall be payable monthly. Pursuant to Section 11.(b) of this Agreement, the Holding Company and the Association may allocate Base Salary payments between the Holding Company and its Subsidiaries based on the Executive's activities for each organization. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by the Board or by a Committee of the Board delegated such responsibility by the Board. The Committee or the Board may increase Executive's Base Salary. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3.(a), the Holding Company shall also provide Executive, at no premium cost to Executive, with all such other benefits as provided uniformly to permanent full-time employees of the Holding Company and its Subsidiaries.

          (b) The Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Holding Company and its Subsidiaries will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect Executive's rights or benefits thereunder, except to the extent that such changes are made applicable to all Holding Company and Institution employees eligible to participate in such plans, arrangements and perquisites on a non-discriminatory basis. Without limiting the generality of the foregoing provisions of this Subsection 3.(b), Executive shall be entitled to participate in or receive benefits under any employee benefit plans, including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, stock or option plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Holding Company and its Subsidiaries in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms,

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conditions and overall administration of such plans and arrangements.  Executive shall be entitled to incentive compensation and bonuses as provided in any plan or arrangement of the Holding Company and its Subsidiaries in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

          (c) In addition to the Base Salary provided for by paragraph 3.(a) and other compensation provided for by paragraph 3.(b), the Holding Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred in the performance of Executive's obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

     4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

          (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any of the following: (i) the termination by the Holding Company of Executive's full-time employment hereunder for any reason other than termination governed by Section 5.(a) hereof, or for Cause, as defined in Section 7 hereof (ii) Executive's resignation from the Holding Company's employ, upon, any (A) unless consented to by the Executive, failure to elect or reelect or to appoint or reappoint Executive as President or failure to nominate or renominate Executive as a Director of the Institution or Holding Company to the extent Executive was serving as a Director as of the date of this Agreement, (B) a material change in Executive's function, duties, or responsibilities with the Holding Company or its Subsidiaries, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in
Section 1, above, unless consented to by the Executive, (C) a reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, (D) a relocation of Executive's principle place of employment by more than 25 miles from her location immediately prior to the Event of Termination, (E) a liquidation or dissolution of the Holding Company or the Institution, or (F) breach of this Agreement by the Holding Company. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E) or (F), above, Executive shall have the right to elect to terminate her employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full calendar months after the event giving rise to said right to elect.

          (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8, the Holding Company shall be obligated to pay Executive, or, in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, a sum equal to the sum of: (i) the amount of the remaining payments that the Executive would have earned if she had continued her employment with the Institution during the remaining term of this Agreement at the Executive's Base Salary at the Date of Termination; and
(ii) the amount equal to the annual contributions or payments that would have been made on Executive's behalf to any employee benefit plans of the Institution or the Holding Company during the remaining term of this Agreement based on contributions or payments made (on an annualized basis) at the Date of Termination. At the election of the Executive, which election is to be made prior to a Change in Control, such payment shall be made: (a) in a lump sum as of the Executive's Date of Termination, (b) on a bi-weekly basis in approximately equal installments during the remaining term of the Agreement, or
(c) on an annual basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

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          (c)  Upon the occurrence of an Event of Termination, the Holding
Company will cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Holding Company or its Subsidiaries for Executive prior to her termination at no premium cost to the Executive. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

     5.   CHANGE IN CONTROL.

          (a) For purposes of this Agreement, a "Change in Control" of the Holding Company or the Institution shall mean an event of a nature that: (i) would be required to be reported in response to Item l(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section 303.4(a), with respect to the Institution, and the Rules and Regulations promulgated by the Board of Govenors of the Federal Reserve Board ("FRB"), with respect to the Holding Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 20% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though she were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Holding Company or similar transaction occurs or is effectuated in which the Institution or Holding Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Institution with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Holding Company shall be distributed, or (E) a tender offer is made for 20 or more of the voting securities of the Institution or Holding Company then outstanding.

          (b) If a Change in Control has occurred pursuant to Section 5.(a) or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs 5.(c) and 5.(d) upon her subsequent termination of employment at any time during the term of this Agreement due to (i) Executive's dismissal, or (ii) Executive's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility,reduction in the annual compensation or material reduction in benefits or relocation of her principal place of employment by more than 25 miles from its location immediately prior to the change in control, unless such termination is because of her death or termination for Cause.

          (c)  Upon the Executive's entitlement to benefits pursuant to
Section 5.(b), the Holding Company shall

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pay Executive, or in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: (i) the payments due for the remaining term of the Agreement; or (ii) three (3) times Executive's annual compensation for the most recently completed year. Such annual compensation shall include Base Salary, commissions, bonuses, contributions or accruals on behalf of Executive to any pension and profit sharing plan, any benefits to be paid or received under any stock-based benefit plan, severance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during such years. At the election of the Executive, which election is to be made prior to a Change in Control, such payment shall be made: (a) in a lump sum, (b) on a bi-weekly basis in approximately equal installments over a period of thirty-six (36) months following the Executive's termination, or (c) on an annual basis in approximately equal installments over a period of thirty-six (36) months following the Executive's termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

          (d)  Upon the Executive's entitlement to benefits pursuant to
Section 5.(b), the Company will cause to be continued life, medical, dental and long-term or other disability coverage substantially equivalent to the coverage maintained by the Institution for Executive at no premium cost to Executive prior to her severance. Such coverage and payments shall cease upon the expiration of thirty-six (36) months following the Change in Control.

     6. CHANGE OF CONTROL RELATED PROVISIONS. In each calendar year that Executive is entitled to receive payments or benefits under the provisions of this Employment Agreement, the Holding Company shall determine if an excess parachute payment (as defined in Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision thereto, (the "Code") exists.
Such determination shall be made after taking any reductions permitted pursuant to Section 280G of the Code and the regulations thereunder. Any amount determined to be an excess parachute Payment after taking into account such reductions shall be hereafter referred to as the "Initial Excess Parachute Payment". As soon as practicable after a Change in Control, the Initial Excess Parachute Payment shall be determined. Upon the Date of Termination following a Change in Control, the Holding Company shall pay Executive, subject to applicable withholding requirements under applicable state or federal law, an amount equal to:

          (a) twenty (20) percent of the Initial Excess Parachute Payment (or such other amount equal to the tax imposed under Section 4999 of the Code); and

          (b) such additional amount (tax allowance) as may be necessary to compensate Executive for the payment by Executive of state and federal income and excise taxes on the payment provided under clause (a) and on any payments under this Clause (b). In computing such tax allowance, the payment to be made under Clause (a) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

               Tax Rate
     GUP  =    -------------
               1 - Tax Rate

The "Tax Rate" for purposes of computing the GUP shall be the sum of the highest marginal federal and state income and employment-related tax rates, including any applicable excise tax rates, applicable to the Executive in the year in which the payment under Clause (1) is made

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          (c)  Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is more than the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Holding Company's independent accountants shall determine the amount (the "Adjustment Amount") the Holding Company must pay to the Executive in order to put the Executive in the same position as the Executive would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, independent accountants of the Holding Company shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the Adjustment Amount to Executive. In no event however, shall Executive make any payment under this paragraph to the Holding Company.

     7. TERMINATION FOR CAUSE. The term "Termination for Cause" shall mean termination because of: 1) Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement which results in a material loss to the Institution or the Holding Company, or 2) Executive's conviction of a crime or act involving moral turpitude or a final judgement rendered against Executive based upon actions of Executive which involve moral turpitude. For the purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to her a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for her, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 hereof through the Date of Termination, stock options and related limited rights granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Institution, the Holding Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, such stock options and related limited rights and any such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

     8.   NOTICE.

          (a) Any purported termination by the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

          (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of

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Termination is given); provided, however, that if a dispute regarding the
Executive's termination exists, the "Date of Termination" shall be determined in accordance with Section 8.(c) of this Agreement.

          (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and; provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Holding Company will continue to pay Executive her full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue her as a participant in all compensation, benefit and insurance plans in which she was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     9. POST-TERMINATION OBLIGATIONS. All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this
Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Holding Company. Executive shall, upon reasonable notice, furnish such information and assistance to the Holding Company as may reasonably be required by the Holding Company in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become, a party.

     10.  NON-COMPETITION AND NON-DISCLOSURE.

          (a) Upon any termination of Executive's employment hereunder pursuant to Section 4 hereof, Executive agrees not to compete with the Holding Company or its Subsidiaries for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Holding Company or any of its Subsidiaries has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Holding Company or its Subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Holding Company or its Subsidiaries, its business and property in the event of Executive's breach of this Subsection 10.(a), agree that in the event of any such breach by Executive, the Holding Company or its Subsidiaries, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of her employment pursuant to
Section 7 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Holding Company or its Subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the holding Company or its Subsidiaries from pursuing

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any other remedies available to the Holding Company or its Subsidiaries for such breach or threatened breach, including the recovery of damages from Executive.

          (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Holding Company and its Subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Holding Company and its Subsidiaries. Executive will not, during or after the term of her employment, disclose any knowledge of the past, present, planned or considered, business activities of the Holding Company and its Subsidiaries thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Holding Company. Further, Executive may disclose information regarding the business activities of the Bank or Holding Company to the Commissioner of Banks and Real Estate of the State of Illinois ("Commissioner"), FRB and the Federal Deposit Insurance Corporation ("FDIC") pursuant to a formal regulatory request. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Holding Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Holding Company or its Subsidiaries or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Holding Company from pursuing any other remedies available to the Holding Company for such breach or threatened breach, including the recovery of damages from Executive.

     11.  SOURCE OF PAYMENTS.

          (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Holding Company subject to
Section 11.(b).

          (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement dated as of ______________, between Executive and the Institution (the "Institution Agreement"), such compensation payments and benefits paid by the Institution will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Institution Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by the Executive as determined by the Holding Company and the Institution on a quarterly basis.

     12. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Holding Company or any predecessor of the Holding Company and Executive, except for the provisions of the Institution Agreement, and except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

     13.  NO ATTACHMENT.

          (a) Except as required by law, no right to receive payments under this Agreement shall be

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subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

          (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Holding Company and their respective successors and assigns.

     14.  MODIFICATION AND WAIVER.

          (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

     15. SEVERABILITY. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

     16. HEADINGS FOR REFERENCE ONLY. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, unless otherwise specified herein.

     18. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the executive within fifty (50) miles from the location of the Institution, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     19. PAYMENT OF COSTS AND LEGAL FEES AND REINSTATEMENT OF BENEFITS. In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of: (1) all legal fees incurred by Executive in resolving such dispute or controversy, and (2) any back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

     20. INDEMNIFICATION. The Holding Company shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been a director or officer of the Holding Company (whether or not she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     21. SUCCESSOR TO THE HOLDING COMPANY. The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Institution or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.

                                      SIGNATURES

     IN WITNESS WHEREOF, CGB&L Financial Group, Inc., has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, on the ______ day of ____________, 1998.

ATTEST:                            CGB&L FINANCIAL GROUP, INC.



                                   By:
[Name]                             [Name]
Secretary                               For the Board of Directors
     [SEAL]

WITNESS:



                                   By:
                                        MARALYN F. HECKMAN
                                        Executive

                                       FORM OF
                         CERRO GORDO BUILDING AND LOAN, S.B.
                                 EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement") is made effective as of _____________________, 1998 by and among Cerro Gordo Building and Loan, s.b. (the "Institution"), a state chartered savings institution, with its principal administrative office at 229 East South Street, Cerro Gordo, Illinois 61818, CGB&L Financial Group, Inc., a corporation organized under the laws of the State of Delaware, the holding company for the Institution (the "Holding Company," Maralyn F. Heckman ("Executive").

     WHEREAS, the Institution wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Institution, full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1. POSITION AND RESPONSIBILITIES. During the period of her employment hereunder, Executive agrees to serve as President of the Institution. Executive shall render administrative and management services to the Institution such as are customarily performed by persons situated in a similar executive capacity. During said period, Executive also agrees to serve, if elected, as an officer and director of the Holding Company or any subsidiary of the Institution.

     2.   TERMS AND DUTIES.

          (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the effective date of this Agreement, the term of this Agreement shall be extended for one day each day until such time as the disinterested members of the board of directors of the Institution ("Board") or Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8 of this Agreement. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended.

          (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all business time, attention, skill, and efforts to the faithful performance of her duties hereunder including activities and services related to the organization, operation and management of the Institution and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Institution, or materially affect the performance of Executive's duties pursuant to this Agreement.

          (c) Notwithstanding anything herein to the contrary, Executive's employment with the Institution may be terminated by the Institution or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement.

     3.   COMPENSATION AND REIMBURSEMENT.

          (a) The Institution shall pay Executive as compensation a salary of $40,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any qualified or unqualified plan maintained by the Institution. Such Base Salary shall be payable monthly. Pursuant to Section 11.(b) of this Agreement, the Holding Company and the Association may allocate Base Salary payments between the Holding Company and its Subsidiaries based on the Executive's activities for each organization. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by the Board or by a Committee of the Board, delegated such responsibility by the Board. The Committee or the Board may increase Executive's Base Salary. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3.(a), the Institution shall also provide Executive, at no premium cost to Executive, with all such other benefits as are provided uniformly to full-time employees of the Institution.

          (b) The Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Institution will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect Executive's rights or benefits thereunder; except to the extent such changes are made applicable to all Institution employees on a non-discriminatory basis. Without limiting the generality of the foregoing provisions of this Subsection 3.(b), Executive shall be entitled to participate in or receive benefits under any employee benefit plans, including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, stock or option plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Institution in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive shall be entitled to incentive compensation and bonuses as provided in any plan or arrangement of the Institution in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be ln lieu of other compensation to which the Executive is entitled under this Agreement.

          (c) In addition to the Base Salary provided for by Section 3.(a) and other compensation provided for by Section 3.(b), the Institution shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing her obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

     4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

          (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Institution or the Holding Company of Executive's full-time employment hereunder for any reason other than a termination governed by
Section 5.(a) hereof or Termination for Cause, as defined in Section 7 hereof;
(ii) Executive's resignation from the Institution's employ upon any of the following: (A) unless consented to by the Executive, failure to elect or reelect or to appoint or reappoint Executive as President or failure to nominate or re-nominate Executive as a Director of the Institution or Holding Company to the extent Executive was serving as a Director as of the effective date of this Agreement, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above, unless consented to by Executive, (C) a reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, (D) a relocation of Executive's principal peace of employment by more than 25 miles from her location immediately prior to the Event of Termination,
(E) a liquidation or dissolution of the Institution or Holding Company, or
(F) breach of this Agreement by the Institution. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E) or (F), above, Executive shall have the right to elect to terminate her employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full months after the event giving rise to said right to elect.

          (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8, the Institution shall be obligated to pay Executive, or, in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be a sum equal to the sum of:
(i) the amount of the remaining payments that the

Executive would have earned if she had continued her employment with the Institution during the remaining term of this Agreement at the Executive's Base Salary at the Date of Termination; and (ii) the amount equal to the annual contributions or payments that would have been made on Executive's behalf to any employee benefit plans of the Institution or the Holding Company or for any benefit or perquisite which would have been provided to Executive during the remaining term of this Agreement based on contributions or payments made (on an annualized basis) at the Date of Termination; provided, however, that any payments pursuant to this Section 4.(b) and Section 4.(c) below shall not, in the aggregate, exceed three times Executive's average annual compensation for the five most recent taxable years that Executive has been employed by the Institution or such lesser number of years in the event that Executive shall have been employed by the Institution for less than five years. In the event the Institution is not in compliance with its minimum capital requirements or if such payments pursuant to this Section 4.(b) would cause the Institution's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Institution or successor thereto is in capital compliance. At the election of the Executive, which elect on is to be made prior to an Event of Termination, such payments shall be made
(a) in a lump sum as of the Executive's Date of Termination, (b) on a bi-weekly basis in approximately equal installments during the remaining term of the Agreement or (c) on an annual basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

          (c) Upon the occurrence of an Event of Termination, the Institution will cause to be continued life, medical, dental and long-term or other disability coverage substantially identical to the coverage maintained by the Institution or the Holding Company for Executive prior to her termination at no premium cost to the Executive, except to the extent such coverage may be changed in its application to all Institution or Holding Company employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

     5.   CHANGE IN CONTROL.

          (a) For purposes of this Agreement, a "Change in Control" of the Institution or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or
(ii) results in a Change in Control of the Institution or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section 303.4(a), with respect to the Institution, and the Rules and Regulations promulgated by the Board of Govenors for the Federal Reserve Board ("FRB"), with respect to the Holding Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as

(A) any person" (as the term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 20% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Institution or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though she were member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Holding Company or similar transaction occurs in which the Institution or Holding Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Institution or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Holding Company, or (E) a tender offer is made for 20% or more of the voting securities of the Stock Institution or Holding Company then outstanding.

          (b) If a Change in Control has occurred pursuant to Section 5.(a) or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in Sections 5.(c) and 5.(d) upon her subsequent termination of employment at any time during the term of this Agreement due to: (1) Executive's dismissal or (2) Executive's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, material reduction in annual compensation or benefits or relocation of her principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of her death disability, retirement or termination or Cause.

          (c)  Upon Executive's entitlement to benefits pursuant to
Section 5.(b), the Institution shall pay Executive, or in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, a sum equal to the greater of: (i) the payments due for the remaining term of the Agreement; or (ii) three (3) times Executive's average annual compensation for the five (5) most recent taxable years that Executive has been employed by the Institution or such lesser number of years in the event that Executive shall have been employed by the Institution for less than five (5) years. Such average annual compensation shall include Base Salary, commissions, bonuses, contributions on Executive's behalf to any pension and/or profit sharing plan, severance payments, retirement payments, directors or committee fees and fringe benefits paid or to be paid to the Executive in any such year and payment of any expense items without accountability or business purpose or that do not meet the Internal Revenue Service requirements for deductibility by the Institution, provided, however, that any payment under this provision and Section 5.(d) below shall not exceed three (3) times the Executive's average annual compensation. In the event the Institution is not in compliance with its minimum capital requirements or if such payments would cause the Institution's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Institution or successor thereto is in capital compliance. At the election of the Executive, which election is to be made prior to a Change in Control, such payment shall be made: (a) in a lump sum as of the Executive's Date of Termination, (b) on a bi-weekly basis in approximately equal installments over a period of thirty-six (36) months following the Executive's termination, or (c) on an annual basis in approximately equal installments over a period of thirty-six (36) months following the Executive's termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

          (d)  Upon the Executive's entitlement to benefits pursuant to
Section 5.(b), the Institution will cause to be continued life, medical, dental and long-term or other disability coverage substantially identical to the coverage maintained by the Institution for Executive prior to her severance at no premium cost to the Executive, except to the extent that such coverage may be changed in its application for all Institution employees on a non-discriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six
(36) months following the Date of Termination.

     6.   CHANGE OF CONTROL RELATED PROVISIONS.

     Notwithstanding the provisions of Section 5, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said
Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Section 5 shall be determined by Executive.

     7. TERMINATION FOR CAUSE. The term "Termination for Cause" shall mean termination because of: (1) Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement which results in a material loss to the Institution or the Holding Company, or (2) Executive's conviction of a crime or act involving moral turpitude or a final judgement rendered against Executive based upon actions of Executive which involve moral turpitude. For the purposes of this

Section 7, no act, or failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Institution or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to her a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for her, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after the Date of Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 hereof through the Date of Termination for Cause, stock options and related limited rights granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Institution, the Holding Company or any subsidiary or affiliate thereof, vest. At the Date of Termination for Cause, such stock options and related limited rights and any unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

     8.   NOTICE.

          (a) Any purported termination by the Institution or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

          (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty days from the date such Notice of Termination is given); provided, however, that if a dispute regarding the Executive's termination exists, the "Date of Termination" shall be determined in accordance with Section 8.(c) of this Agreement.

          (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and, provided further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, in the event the Executive is terminated for reasons other than Termination for Cause, the Institution will continue to pay Executive her Base Salary in effect when the notice giving rise to the dispute was given until the earlier of: (1) the resolution of the dispute in accordance with this Agreement or (2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     9.   POST-TERMINATION OBLIGATIONS.

     All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Institution. Executive shall, upon reasonable notice, furnish such information and assistance to the Institution as may reasonably be required by the Institution in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a Party.

     10.  NON-COMPETITION AND NON-DISCLOSURE.

          (a) Upon any termination of Executive's employment hereunder pursuant to Section 4 hereof, Executive agrees not to compete with the Institution for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Institution has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Institution. The parties hereto, recognizing that irreparable injury will result to the Institution, its business and property in the event of Executive's breach of this Section 10.(a), agree that in the event of any such breach by Executive, the Institution, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Nothing herein will be construed as prohibiting the Institution from pursuing any other remedies available to the Institution for such breach or threatened breach, including the recovery of damages from Executive.

          (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Institution and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Institution. Executive will not, during or after the term of her employment, disclose any knowledge of the past, present, planned or considered business activities of the Institution or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Institution. Further, Executive may disclose information regarding the business activities of the Institution to the Commissioner of Banks and Real Estate of the State of Illinois ("Commissioner"), FRB and the FDIC pursuant to a formal regulatory request. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Institution will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Institution or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Institution from pursuing any other remedies available to the Institution for such breach or threatened breach, including the recovery of damages from Executive.

     11.  SOURCE OF PAYMENTS.

          (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Institution. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Institution are not timely paid or provided by the Institution, such amounts and benefits shall be paid or provided by the Holding Company.

          (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement effective as of ____________, 1998, between Executive and the Holding Company (the "Holding Company Agreement"), such compensation payments and benefits paid by the Holding Company will be subtracted from any amounts due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Holding Company Agreement shall be allocated in proportion to the services rendered and time expended on such activities by Executive as determined by the Holding Company and the Institution on a quarterly basis.

     12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     Ther Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Institution or any predecessor of the Institution and Executive, except for the provisions of the Holding Company Agreement, and except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

     13.  NO ATTACHMENT.

          (a) Except as required by law, no right to receive payments under her Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

          (b) This Agreement shall be binding upon and inure to the benefit of Executive and the Institution and their respective successors and assigns.

     14.  MODIFICATION AND WAIVER.

          (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

     15.  REQUIRED PROVISIONS.

          (a) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
Section 1828(k) and any rules and regulations promulgated thereunder, including 12 C.F.R. Part 359.

     16.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

     17.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     18.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Illinois, unless otherwise stated herein.

     19.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Institution, in accordance with the rules of the American Arbitration Institution then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     20.  PAYMENT OF COSTS AND LEGAL FEES.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of: (1) all legal fees incurred by Executive in resolving such dispute or controversy, and (2) any back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

     21.  INDEMNIFICATION.

          (a) The Institution shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under Illinois law against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been a director or officer of the Institution (whether or not she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     22.  SUCCESSOR TO THE INSTITUTION.

     The Institution shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Institution or the Holding Company, expressly and unconditionally to assume and agree to perform the Institution's obligations under this Agreement, in the same manner and to the same extent that the Institution would be required to perform if no such succession or assignment had taken place.

                                      SIGNATURES

     IN WITNESS WHEREOF, Cerro Gordo Building and Loan, s.b. and CGB&L Financial Group, Inc., have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and Executive has signed this Agreement, on the ______ day of ___________________, 1998.

ATTEST:                            CERRO GORDO BUILDING AND
                                   LOAN, s.b.


                                   By:
-------------------------------        ------------------------------
[Name]                             [Name]
Secretary                               For The Board of Directors
     [SEAL]

ATTEST:                            CGB&L FINANCIAL GROUP, INC.

                                   (Guarantor)


                                   By:
-------------------------------        ------------------------------
[Name]                             [Name]
Secretary                               For The Board of Directors

     [SEAL]


WITNESS:


-------------------------------    ----------------------------------
                                   MARALYN F. HECKMAN
                                   Executive


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